                                                                     Exhibit 3.4



                                     BY-LAWS

                                       OF

                             CARCOMP SERVICES, INC.

                     (name changed amendment dated 2/26/91)

                                     BY-LAWS

                                    ARTICLE I

                                  SHAREHOLDERS


         SECTION 1.1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the second Monday in September of each year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting; provided, however, that if in any year such date shall be a legal holiday, such meeting shall be held on the next succeeding business day.

         SECTION 1.2. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors.

         SECTION 1.3. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


                                   ARTICLE II

                                    DIRECTORS

         SECTION 2.1. NUMBER. The number of directors of the corporation shall be one (1).

         SECTION 2.2. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of shareholders. If the board of directors resolves to hold any additional regular meetings such resolution shall constitute sufficient notice thereof.

         SECTION 2.3. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or at least one-third of the number of directors constituting the whole board. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them. Written notice of any special meetings shall be delivered to each director at his business address at least five (5) days previous to said meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company.

                                   ARTICLE III

                                   COMMITTEES

         A majority of the board of directors may create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have such authority as the board of directors may from time to time direct.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.1. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the regular meeting of the board of directors held after each annual meeting of shareholders. However, new offices may be created and filled. and vacancies may be filled at any meeting of the board of directors. Each officer shall hold office until the next regular meeting of directors following the annual meeting of shareholders or until his earlier death, resignation or his removal in the manner provided by law.

         SECTION 4.2. NUMBER. The officers of the corporation shall be chosen by the board of directors and shall be a president and a secretary, The board of directors may also choose a chairman of the board, one or more vice chairmen, one or more vice presidents, a treasurer, and one or more assistant secretaries and assistant treasurers, and such additional officers and agents as the board of directors may deem necessary from time to time. Any two or more offices may be held by the same person. Those officers chosen by the board shall have such duties as are hereinafter described.

         SECTION 4.3. THE CHIEF EXECUTIVE OFFICER. The board of directors shall designate whether the chairman of the board, if one shall have been chosen, or the president shall be the chief executive officer of the corporation. If a chairman of the board has not been chosen, or if one has been chosen but not designated chief executive officer, then the president shall be the chief executive officer of the corporation. The chief executive officer shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation, unless otherwise provided by the board of directors. He shall preside at all meetings of the stockholders and of the board of directors and shall see that orders and resolutions of the board of directors are carried into effect. He may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of directors or by these by-laws to some other officer or agent of the corporation. He shall have general powers of supervision and shall be the final arbiter of all differences between officers of the corporation and his decision as to any matter affecting the corporation shall be final and binding as between the officers of the corporation subject only to its board of directors.

         SECTION 4.4. THE PRESIDENT. In the absence of the chief executive officer or in the event of his inability or refusal to act, if the chairman of the board has been designated chief executive officer, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. At all other times the president shall have the active management of the business of the corporation under the general supervision of the chief executive officer. He shall have concurrent power with the chief executive officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of directors, or by these by-laws to some other officer or agent of the corporation. In general, he shall perform all duties incident to the office of president and such other duties as the chief executive officer or the board of directors may from time to time prescribe.

         SECTION 4.5. THE CHAIRMAN OF THE BOARD. The chairman of the board, if one is chosen, shall be chosen from among the members of the board. If the chairman of the board has not been designated chief executive officer, he shall perform such duties as may be assigned to him by the chief executive officer or by the board of directors.

         SECTION 4.6. VICE CHAIRMAN OF THE BOARD. In the absence of the chief executive officer or in the event of his inability or refusal to act, if the chairman of the board has been designated chief executive officer, the vice-chairman, or if there be more than one, the vice-chairmen, in the order determined by the board of directors, shall perform the duties of the chief executive officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer. At all other times, the vice-chairman or vice-chairmen shall perform such duties and have such powers as the chief executive officer or the board of directors may from time to time prescribe.

         SECTION 4.7. THE VICE-PRESIDENT. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the executive vice-president and then the other vice-president or vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the chief executive officer or the board of directors may from time to time prescribe.

         SECTION 4.8. THE SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         SECTION 4.9. THE ASSISTANT SECRETARY. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the chief executive officer or the board of directors may from time to time prescribe.

         SECTION 4.10. THE TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all book, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         SECTION 4.11. THE ASSISTANT TREASURER. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the chief executive officer or the board of directors may from time to time prescribe.

                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 5.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) The corporation shall, to the fullest extent to which it is empowered to do so by The Illinois Business Corporation Act of 1983 (the "Act") or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation, or who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         (b) The corporation shall, to the fullest extent to which it is empowered to do so by the Act or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in a right of the corporation to procure judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         SECTION 5.2. CONTRACT WITH THE CORPORATION. The provisions of this
Article V shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this
Article V and the relevant provisions of the Act or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this
Article V shall not affect any rights or obligations then existing with respect to any state of facts then or heretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. However, the provisions of this Article V shall not be deemed to be a contract between the corporation and any directors and/or officers of any corporation (the "Predecessor Corporation") which shall merge into or consolidate with this corporation when this corporation shall be the surviving or resulting corporation, and any such directors, officers, employees and/or agents of the Predecessor Corporation shall be indemnified to the extent required under
Section 8.75 of the Act only at the discretion of the board of directors of this corporation.